As filed with the Securities and Exchange Commission on February
28, 1994.
                                            Registration No. 33-


                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              Form S-3
                        REGISTRATION STATEMENT
                                Under
                       THE SECURITIES ACT OF 1933



                       MENTOR GRAPHICS CORPORATION
           (Exact name of registrant as specified in charter)


            OREGON                             93-0786033
(State or other jurisdiction                 (IRS Employer
of incorporation or organization)          Identification No.)


    8005 SW Boeckman Road
    Wilsonville, Oregon                        97070-7777
   (Address of Principal                       (Zip Code)
    Executive Offices)


                           Frank S. Delia
            Vice President, General Counsel and Secretary
                     Mentor Graphics Corporation
                        8005 SW Boeckman Road
                   Wilsonville, Oregon 97070-7777
               (Name and address of agent for service)

Telephone number, including area code, of agent for service:
(503)685-7000

                              Copy to:

                         STUART W. CHESTLER
                   Stoel Rives Boley Jones & Grey
                         900 SW Fifth Avenue
                     Portland, Oregon 97204-1268

      Approximate date of commencement of proposed sale to the public:As soon as practicable after this registration becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]


CALCULATION OF REGISTRATION FEE
_______________________________________________________________


                                     Propose   Proposed   Amount
                                     Maximum   Maximum      of
                     Amount          Offering  Aggregate  Regis-
Title of Securities  to Be           Price Per Offering   tration
to Be Registered    Registered       Share(1)  Price(1)   Fee

Common Stock, without
 par value           420,613 Shares $13.32    $5,602,566 $1,932

_______________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on $13.32 per share, which was the average of the high and low prices of the Common Stock on February 23, 1994, as reported in he Wall Street Journal for NASDAQ National Market Issues.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.










                                    2


                       CROSS-REFERENCE SHEET

        SHOWING LOCATION IN THE PROSPECTUS OF ITEMS OF FORM S-3

                                               Caption or
Registration Statement Item and Heading   Location in Prospectus

1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus............  First Page of Prospectus

2.  Inside Front and Outside Back
    Cover Pages of Prospectus...........  Available Information

3A. Summary Information.................  The Company

3B. Risk Factors and Ratio of
    Earnings to Fixed Charges...........  Not Applicable

4.  Use of Proceeds.....................  Not Applicable

5.  Determination of Offering Price.....  Not Applicable

6.  Dilution............................  Not Applicable

7.  Selling Security Holders............  Selling Shareholders

8.  Plan of Distribution................  Plan of Distribution

9.  Description of Securities to be
    Registered..........................  Not Applicable

10. Interests of Named Experts and
    Counsel.............................  Not Applicable

11. Material Changes....................  Recent Developments

12. Incorporation of Certain Documents
    by Reference........................  Incorporation of
                                          Certain Documents by
                                          Reference

13. Disclosure of Commission Position
    on Indemnification for
    Securities Act Liabilities..........  Not Applicable






                               3


PROSPECTUS

                  MENTOR GRAPHICS CORPORATION

                420,613 Shares of Common Stock
                      (without par value)


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The Common Stock of Mentor Graphics Corporation ("the Company") offered hereby (the "Shares") may be sold by certain shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the offering.

          The Common Stock of the Company is traded over-the-counter in the NASDAQ National Market System. On February 23,
1994, the closing price for the Common Stock as reported in The
Wall Street Journal was $ 13.13 per share.

          The Shares may be offered or sold from time to time by the Selling Shareholders at market prices then prevailing, in negotiated transactions or otherwise. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. See "PLAN OF DISTRIBUTION."


          No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.


          Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as to which information has been given herein.


         The date of this Prospectus is February 28, 1994.

                         THE COMPANY

          Mentor Graphics Corporation (the "Company"), an Oregon corporation organized in 1981, is headquartered in Wilsonville, Oregon. The Company's common stock is traded on the NASDAQ National Market System under the symbol MENT. The Company designs, manufactures, markets and provides services related to electronic design automation (EDA) software for the integrated circuit and systems design markets. The address of the principal executive offices of the Company is 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777. The Company's telephone number is (503) 685-7000.

                     AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information concerning the Company may be inspected and copies may be obtained at prescribed rates at the offices of the SEC, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as at the following regional offices: 75 Park Place, Room 1228, New York, New York 10007; and 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604. The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549.

          The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to Frank S. Delia, Vice President, General Counsel and Corporate Secretary, 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777, (503) 685-7000, copies of any and all of the information that has been incorporated by reference into this Prospectus, other than exhibits to such information unless such exhibits are specifically incorporated by reference therein. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents or portions of documents incorporated by reference into this Prospectus.

                     SELLING SHAREHOLDERS

          The Selling Shareholders are all former shareholders of CheckLogic Systems, Inc. ("CheckLogic"), who acquired the Shares offered hereby in connection with the merger of Mentor Graphics Acquisition, Inc., a wholly-owned subsidiary of the Company, with and into CheckLogic. All of the Selling Shareholders, other than Mr. Chiang, are now employees of the Company. The following table sets forth certain information provided to the Company by the Selling Shareholders.

                          Shares of Common
                         Stock beneficially       Common Stock
Name of Selling             owned as of         offered by this
  Shareholder            December 31, 1993         Prospectus

Chiou Min Chang               172,300             172,300
Wu-Tung Cheng                 111,995             111,995
Josney Leung                   60,305              60,305
S.H. Chiang                    60,811              60,811
John A. Waicukauski            20,586(1)           15,202
_________________________
(1) Includes 5,384 shares subject to a stock option exercisable prior to March 1, 1994

                     PLAN OF DISTRIBUTION

          The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. In addition, Wu-Tung Cheng may sell up to 2,787 Shares to Susheel Chandra for $.072 per share pursuant to an option granted by Mr. Cheng to Mr. Chandra. The Shares may be sold by one or more of the following methods: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal, in a market maker capacity or otherwise, and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders, such brokers or dealers, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

          Upon the Company being notified by a Selling
Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade or any other purchase by a broker or dealer as principal, other than a purchase as a market maker in an ordinary trading transaction, a supplemented prospectus will be filed, if required, pursuant to Rule 424 under the Act, disclosing (i) the name of such Selling Shareholder and of the participating brokers or dealers, (ii) the number of Shares involved, (iii) the price at which such Shares will be sold, (iv) the commission paid or discounts or concessions allowed to such brokers or dealers, where applicable, (v) that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction.

                      RECENT DEVELOPMENTS

The following table shows certain information relating to the Company's results of operations for the years endedDecember 31, 1993 and 1992, respectively:

Year ended December 31,                    1993          1992

Total Revenues                          $ 339,775     $ 350,766

Operating loss                          $ (29,392)    $ (40,732)

Net loss                                $ (32,073)    $ (50,861)

Net loss per common
and common equivalent share                $ (.69)      $ (1.13)

Weighted average number of  common and
 common equivalent shares outstanding      46,410        45,142


The reduction in revenues was primarily the result of exiting
the hardware business.   In the past two years, the Company has
been executing a plan to move to a software-only business model. Revenues have also been negatively impacted by a poor world-wide economy. The results of operations were impacted by a plan for restructuring approved by management in December 1993. The charge taken in the fourth quarter totaled $24,800 and is included in the operating loss above. The costs associated with the plan consist primarily of direct costs related to the severance and relocation of employees, facilities' closures and write-offs of excess equipment and intangible software technology assets related to product development activities.


        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission
               File No. 0-13442.

          2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1993, June
               30, 1993, and September 30, 1993.

          3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange
               Commission under section 12 of the Securities
               Exchange Act of 1934, as amended.

          All reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


                            EXPERTS

          The consolidated financial statements and schedules of Mentor Graphics Corporation and subsidiaries as of December 31, 1992 and 1991 and for each of the years in the three-year period ended December 31, 1992, appearing or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31,1992, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick, independent certified public accounts, incorporated by reference herein, and upon the authority ofsaid firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick audits and reports on consolidated financial statements of Mentor Graphics Corporation and subsidiaries issued at future dates, and consents to the use of their report thereon, such financial statements will be incorporated by reference in the registration statement in reliance upon their report and said authority.

                            PART II

               INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses:

          Registration fee........................  $ 1,932

          Legal fees..............................    1,500*

          Accounting Fees.........................    5,000*

          Miscellaneous...........................      100*

               Total..............................  $ 8,532
          ____________________
          *Estimated

Item 15.  Indemnification of Directors and Officers.

          Article V of the Company's Bylaws indemnifies directors and officers to the fullest extent permitted by the Oregon
Business Corporation Act (Act). The effects of Article V are summarized as follows:

     (a) The Article grants a right of indemnification in respect of any action, suit, or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

     (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not

                                II-1

opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

     (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

     (d) The Company is required to promptly indemnify a director or officer unless it is determined by a majority of disinterested directors or by independent counsel that the person's actions did not meet the relevant standard for indemnification. If the disinterested directors or independent counsel determine that the indemnification is not required, the person seeking indemnification may petition a court for an independent determination. In any court action, the Company will have the burden of proving that indemnification would not be proper. Neither the disinterested directors' failure to make a determination regarding indemnification for the claim nor an actual determination that the person failed to meet the applicable standard will be a defense to such action or create a presumption that the person is not entitled to indemnification.

     (e) The Company will advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith the he or she is entitled to indemnification and undertakes to repay any amount advanced if it is determined by a court that the person is not entitled to indemnification.

     (f) The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.


          The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors, or otherwise.

          The Company has also entered into Indemnity
Agreements with all directors and officers. While the Indemnity Agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the Act in several respects. The Indemnity Agreements obligate the Company to provide the maximum indemnification protection allowed under Oregon law, which is intended to provide indemnification broader than that expressly authorized by the Act. The most significant effect of the


                                 II-2

Indemnity Agreements is to add indemnification for judgments and settlements of derivative lawsuits to the fullest extent permitted by law as may be limited by public policy considerations applied by the courts.



Item 16.  Exhibits.

        4A. Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 4A to the Company's Registration Statement on Form S-3 (Registration No. 33-23024).

        4B.    Bylaws of the Company.  Incorporated by
               reference to Exhibit 3B to the Company's Annual
               Report on Form 10-K for the year ended December
               31, 1989, File No. 0-13442.

          5.   Opinion of Counsel.

         23.   Consent of Accountants.  See Page II-7.

         24.   Powers of Attorney.

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-


                                II-3


effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                II-4


                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on February 28, 1994.

                         MENTOR GRAPHICS CORPORATION


                         By
                           Frank S. Delia
                           Vice President,
                           Chief Administrative Officer


















                              II-5



          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of February, 1994.

          Signature                               Title

(1)  Principal Executive Officer:

    *WALDEN C. RHINES                   President,
     Walden C. Rhines                   Chief Executive Officer,
                                        and Director

(2)  Principal Financial Officer:

     R. DOUGLAS NORBY                   Executive Vice President
     R. Douglas Norby                   and Chief Financial
                                        Officer

(3)  Principal Accounting Officer:

     JAMES J. LUTTENBACHER              Corporate Controller and
     James J. Luttenbacher              Chief Accounting Officer

(4)  Directors:

    *THOMAS H. BRUGGERE                 Director
     Thomas H. Bruggere

    *MARSHA B. CONGDON                  Director
     Marsha B. Congdon

    *DAVID R. HATHAWAY                  Director
     David R. Hathaway

    *FONTAINE K. RICHARDSON             Director
     Fontaine K. Richardson

    *JON A. SHIRLEY                     Director
     Jon A. Shirley

    *DAVID N. STROHM                    Director
     David N. Strohm

    *By
        Frank S. Delia, Attorney-in-Fact

                               II-6



        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to incorporation by reference herein of our reports dated February 2, 1993, relating to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended
December 31, 1992, which reports appear or are incorporated by reference in the December 31, 1992 annual report on Form 10-K of Mentor Graphics Corporation, and to references to our Firm under the heading "Experts" in the prospectus.

                              KPMG PEAT MARWICK


Portland, Oregon,
February 28, 1994








                                  II-7

         EXHIBIT INDEX

                                                      Sequential
Exhibit                                                   Page
Number         Document Description                      Number

  4A.          Restated Articles of Incorporation
               of the Company, as amended.
               Incorporated by reference to
               Exhibit 4A to the Company's
               Registration Statement on Form S-3
               (Registration No. 33-23024).

  4B.          Bylaws of the Company.
               Incorporated by reference to
               Exhibit 3B to the Company's Annual
               Report on Form 10-K for the year
               ended December 31, 1989, File No.
               0-13442.

  5.           Opinion of Counsel.

  23.          Consent of Independent Certified .
               Public Accountants
               See Page II-7.

  24.          Powers of Attorney.



                                                         EXHIBIT 5







                       February 28, 1994


Mentor Graphics Corporation
8005 SW Boeckman Road
Wilsonville, Oregon  97070-7777

          I have acted as counsel for Mentor Graphics Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the resale of 420,613 shares of Common Stock, without par value, (the "Shares") of the Company by the holders thereof (the "Selling Shareholders"). The Shares were issued to the Selling Shareholders pursuant to the Plan and Agreement of Merger between the Company, Mentor Graphics Acquisition, Inc. and CheckLogic Systems, Inc., dated December 1, 1993. I have reviewed the corporate actions of the Company in connection with this matter and have examined those documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

          Based on the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon;

     2. The Shares have been duly authorized and are legally issued, fully paid, and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,



                              Dean M. Freed

                                                        EXHIBIT 24

                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of MENTOR GRAPHICS CORPORATION does hereby constitute and appoint THOMAS H. BRUGGERE
AND FRANK S. DELIA, his true and lawful attorneys and agents to do any and all acts and things and execute in his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Mentor Graphics Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Mentor Graphics Corporation issued pursuant to the Plan and Agreement of Merger among Mentor Graphics Corporation, Mentor Graphics Acquisition, Inc. and CheckLogic Systems, Inc., dated December 1, 1993, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-3 and any amendment (including post-effective amendments) or application for amendment thereof in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:  _____________, 19__.


                              _________________________________
                              Signature


                              Walden C. Rhines


                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of MENTOR GRAPHICS CORPORATION does hereby constitute and appoint WALDEN C. RHINES AND FRANK S. DELIA, his true and lawful attorneys and agents to do any and all acts and things and execute in his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Mentor Graphics Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Mentor Graphics Corporation issued pursuant to the Plan and Agreement of Merger among Mentor Graphics Corporation, Mentor Graphics Acquisition, Inc. and CheckLogic Systems, Inc., dated December 1, 1993, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said
Company, or otherwise) to a Registration Statement on Form S-3 and any amendment (including post-effective amendments) or application for amendment thereof in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:  _____________, 19__.


                              _________________________________
                              Signature


                              Thomas H. Bruggere

                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of MENTOR GRAPHICS CORPORATION does hereby constitute and appoint THOMAS H. BRUGGERE, WALDEN C. RHINES AND FRANK S. DELIA, his true and lawful attorneys and agents to do any and all acts and things and execute in his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Mentor Graphics Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Mentor Graphics Corporation issued pursuant to the Plan and Agreement of Merger among Mentor Graphics Corporation, Mentor Graphics Acquisition, Inc. and CheckLogic Systems, Inc., dated December 1, 1993, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-3 and any amendment (including post-effective amendments) or application for amendment thereof in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:  _____________, 19__.


                              _________________________________
                              Signature


                              Marsha B. Congdon

                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of MENTOR GRAPHICS CORPORATION does hereby constitute and appoint THOMAS H. BRUGGERE, WALDEN C. RHINES AND FRANK S. DELIA, his true and lawful attorneys and agents to do any and all acts and things and execute in his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Mentor Graphics Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Mentor Graphics Corporation issued pursuant to the Plan and Agreement of Merger among Mentor Graphics Corporation, Mentor Graphics Acquisition, Inc. and CheckLogic Systems, Inc., dated December 1, 1993, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-3 and any amendment (including post-effective amendments) or application for amendment thereof in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:  _____________, 19__.


                              _________________________________
                              Signature


                              David R. Hathaway


                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of MENTOR GRAPHICS CORPORATION does hereby constitute and appoint THOMAS H. BRUGGERE, WALDEN C. RHINES AND FRANK S. DELIA, his true and lawful attorneys and agents to do any and all acts and things and execute in his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Mentor Graphics Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Mentor Graphics Corporation issued pursuant to the Plan and Agreement of Merger among Mentor Graphics Corporation, Mentor Graphics Acquisition, Inc. and CheckLogic Systems, Inc., dated December 1, 1993, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-3 and any amendment (including post-effective amendments) or application for amendment thereof in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:  _____________, 19__.


                              _________________________________
                              Signature


                              Fontaine K. Richardson

                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of MENTOR GRAPHICS CORPORATION does hereby constitute and appoint THOMAS H. BRUGGERE, WALDEN C. RHINES AND FRANK S. DELIA, his true and lawful attorneys and agents to do any and all acts and things and execute in his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Mentor Graphics Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Mentor Graphics Corporation issued pursuant to the Plan and Agreement of Merger among Mentor Graphics Corporation, Mentor Graphics Acquisition, Inc. and CheckLogic Systems, Inc., dated December 1, 1993, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-3 and any amendment (including post-effective amendments) or application for amendment thereof in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:  _____________, 19__.


                              _________________________________
                              Signature


                              Jon A. Shirley


                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of MENTOR GRAPHICS CORPORATION does hereby constitute and appoint THOMAS H. BRUGGERE, WALDEN C. RHINES AND FRANK S. DELIA, his true and lawful attorneys and agents to do any and all acts and things and execute in his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Mentor Graphics Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Mentor Graphics Corporation issued pursuant to the Plan and Agreement of Merger among Mentor Graphics Corporation, Mentor Graphics Acquisition, Inc. and CheckLogic Systems, Inc., dated December 1, 1993, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of Mentor Graphics Corporation or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-3 and any amendment (including post-effective amendments) or application for amendment thereof in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:  _____________, 19__.


                              _________________________________
                              Signature


                              David N. Strom